EXHIBIT 32

Certifications Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Dana Holding Corporation (Dana) on Form 10-Q for the three months ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of Dana certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer's knowledge:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dana as of the dates and for the periods expressed in the Report.

Date: October 22, 2015

/s/ James K. Kamsickas
James K. Kamsickas
President and Chief Executive Officer

/s/ William G. Quigley III
William G. Quigley III
Executive Vice President and
Chief Financial Officer